Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 26, 2021 relating to the financial statements of Penn National Gaming, Inc. and the effectiveness of Penn National Gaming, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Penn National Gaming, Inc. for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

October 19, 2021